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                                  EXHIBIT 16.1


Office the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  25049

July 1, 2002

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated July 1, 2002 of Abington Bancorp, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,



                             /s/ Arthur Andersen LLP
                                 Arthur Andersen LLP


Cc:      Mr. Robert M. Lallo, Executive Vice President & CFO
         Abington Bancorp